LICENSING AGREEMENT
                         GENERAL TERMS & CONDITIONS        June 29, 1999


    Between:

    AlphaTrade.com a company incorporated pursuant to the laws of the State of Nevada;

    (the "Licensor")

    AND:

    PhantomFilm.com, a company incorporated pursuant to the laws of the state of Nevada;
    (the "Company")

    Whereas the Licensor has a 100% ownership interest in certain streaming video technology known as the "Technology", which it wishes to license to the Company on a non-exclusive basis and the Company wishes to have a non-exclusive license to the Technology.

    Now therefore this agreement witnesses that in consideration of the premises and the mutual agreements and covenants herein contained (the receipt and sufficiency of which is acknowledged by each party) the parties hereby covenant and agree as follows:

    1. DEFINITIONS

    1.1 The terms defined in this section shall have the following meanings for the purposes of this Agreement:

       (a) "Closing Date" is the date of execution of this agreement; .

       (b) "Confidential Information" means all information (including, without limitation, Technology, trade secrets, know-how, specifications, analyses, formulas, drawings, data, reports, patterns, devices, plans, processes, methodologies or compilations) and any other documentation, whether written, graphic or stored electronically or magnetically, belonging to either party which may not be generally known;

      c) "Standard Code" means the current version of the streaming audio and video Technology developed by the Licensor. It is expressly understood that base level encoding and compression technology is part of the Standard Code; further, thinning and bandwidth negotiation are part of the Standard Code to the extent such technologies are used in the current version of the Technology.

      "Documentation" shall mean any and all systems manuals.


    2.     LICENSE GRANTS


    2.1 Licensor hereby grants to the Company, and the Company hereby accepts, a non- exclusive worldwide right and license, with right to sublicense, to do any and all of the following: use, modify, prepare derivative works of, include in other product material, copy and produce, make and have made, publicly display, publicly perform, license, support, maintain, market, distribute otherwise commercialize the Licensed Technology, in both object code and source code form, the Documentation and any related know-how.

    2.2 The Company shall assume no liabilities nor shall it become liable for any liabilities of the Licensor or its business undertaking and the Licensor shall pay, satisfy, assume, discharge, observe, perform, fulfill and indemnify and save harmless the Company from and against any such liabilities.

    2.3 The Company shall issue on the Closing Date to the Licensor TWO HUNDRED AND FIFTY THOUSAND (250,000) common shares in consideration of granting an non-exclusive license in the Technology to the Company for a period of twelve months.

    2.4 The Company shall also pay to the Licensor the sum of TWENTY FIVE THOUSAND DOLLARS ($25,000) per month commencing on the date of execution of the expanded version of the Licensing Agreement for a period of twelve months thereafter. The monthly payment of $25,000 will be renegotiated at the completion of the initial twelve month term.

    2.5 After the expiration of the initial one year term, the Company may extend the agreement by issuing the following Rule 144 shares to the Licensor on the anniversary date of this Agreement:

      First anniversary        90,000 common Rule 144 shares
      Second anniversary  80,000 common Rule 144 shares
      Third anniversary        70,000 common Rule 144 shares
      Fourth anniversary  60,000 common Rule 144 shares
      Fifth anniversary        50,000 common Rule 144 shares
      Sixth anniversary and
      Every anniversary thereafter  50,000 common Rule 144 shares

    2.6 Both parties agree that within 60 days an expanded version of this Licensing Agreement listing the exact code and terms and use for optimal benefit of the parties will be finalized.

    3.     SHARE RESTRICTIONS

    3.1 The Licensor acknowledges that the PhantomFilm.com shares to be issued hereunder are issued pursuant to Rule 144 of the Securities and Exchange Commission and as such are subject to certain selling restrictions. The Licensor agrees not to resell the PhantomFilm shares otherwise than in accordance with application securities legislation. The Licensor agrees to execute all documents and make such filings as may be required on the part of the Licensor under applicable securities legislation.

    ADJUSTMENT IN SHARE CAPITAL OF THE COMPANY

    4.1 In case of any capital reorganization or reclassification of the shares of common stock of the Company, or in case of any consolidation or merger of the Company into another corporation, then the number of shares that the Licensor shall receive shall be proportionately decreased or increased accordingly.

    5.     LICENSOR'S REPRESENTATIONS AND WARRANTIES

    5.1    The Licensor represents and warrants to the Company that:

    (a) the Licensor is duly incorporated and validly exists under the laws of the State of Nevada and is in good standing with respect to all statutory filings required by the applicable corporate and securities laws of the State of Nevada;

    (b) the Licensor has good and sufficient corporate capacity, power and authority to enter into this Agreement on the terms and conditions herein set forth, to complete the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations in accordance with the Agreement and all necessary action has been taken by or on the part of the Licensor to authorize the execution and delivery of the Agreement,

    (c) the completion of the transactions contemplated hereby will not result in any fees, duties, taxes, assessments or other amounts relating to the Technology becoming due or payable;

    (d) the Licensor is the sole and exclusive owner of the entire right, title, and interest in and to, and has the sole and exclusive right to use, free and clear of any payment obligation or other encumbrances or liabilities, all intellectual property relating to the Technology, whether registered or not, which registrations are in good standing, valid, subsisting and in full force and effect in accordance with their terms;

    (e) The Technology is legally and beneficially owned by the Licensor and the Licensor has good and marketable title thereto free and clear of all encumbrances and liabilities and the Technology is in the Licensor's possession;

    (f) The Licensor has full knowledge of the purpose for which the Company intends to use the Technology and that the Technology is free and clear of any and all defects which may adversely affect the purpose for which the Company intends to use the Technology;

    (g) The Agreement has been duly executed and delivered by the Licensor and constitutes a legal, valid and binding obligation of the Licensor, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and except that the remedies of specific performance, injunctive relief or other equitable remedies may not be available in any particular instance;

    (h) The performance of this Agreement will not be in violation of the incorporating documents of the Licensor, any law, judgement, rule, or regulation to which the Licensor, its assets or the Technology are subject or of any agreement to which the Licensor is a party and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Technology,

    (i) The use of the Technology by the Licensor does not infringe or otherwise violate any rights of any person or entity, and there is no pending or, to the knowledge of the Licensor, threatened claim alleging any such infringement or violation, or alleging any defect in or invalidity, misuse or unenforceability of, or challenging the ownership or use of the Licensor's rights with respect to the Technology.

    5.2 The representations and warranties of the Licensor contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby will be true at and as of the Closing Date as though such representations and warranties were made at and as of such time.

    5.3 In the event that any of the said representations and warranties are found to be incorrect and such incorrectness results in any-loss or damage sustained directly or indirectly by the Company then the Licensor will pay the amount of such loss or damage to the Company within 30 days of receiving notice thereof provided that the Company will not be entitled to make any claim unless the loss or damage suffered will exceed the amount of $1,000.

    6.     COMPANY'S REPRESENTATIONS AND WARRANTIES.   The Company represents
      and warrants to the Licensor that:

      (a) the Company is duly incorporated and validly exists under the laws of the State of Nevada and is in good standing;

      (b) on the Closing Date, 100,000 shares will be issued as fully paid and non-assessable;

      (c) the Company has the corporate power to own the assets owned by it and to carry on the business carried on by it and is licensed to carry on business in all places where it conducts business;

      (d) the Company has good and sufficient corporate capacity, power and authority to enter into this Agreement on the terms and conditions herein set forth, to complete the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations in accordance with this Agreement and all necessary action has been taken by or on the part of the Company to authorize the execution and delivery of this Agreement;

      (e) the performance of this Agreement will not be in violation of the incorporating documents of the Company or of any agreement to which the Company is a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Company and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of the Company, there are no actions, suits, proceedings, investigations, complaints, orders, directives or notices of defect or non-compliance by or before the courts, administrative tribunal, arbitrator or governmental authority issued, pending or, to the knowledge of the Company, threatened against or affecting the Company, its business or its assets (including proceedings or actions by any taxation authority) which, if successful, could have a materially adverse effect on the business of the Company.

    6.2 The representations and warranties of the Company contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby will be true at and as of the Closing Date as though such representations and warranties were made at and as of such time.

    6.3 In the event that any of the said representations and warranties are found to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Licensor, then the Company will pay the amount of such loss or damage to the Licensor within 30 days of receiving notice thereof provided that the Licensor will not be entitled to make any claim unless the loss or damage suffered will exceed the amount of $1,000.

    7.     CONDITIONS PRECEDENT

    7.1 All obligations of the Licensor under this Agreement are further subject to the Company delivering or causing to be delivered, on the Closing Date,

      (a)  to the Licensor:

           (i) a copy of the resolutions of the Directors of the Company authorizing the form, execution and delivery of this Agreement and the completion of the transactions contemplated in this Agreement

           (ii) a copy of the resolution of the Directors of the Company authorizing the issue of 100,000 "restricted" and "unregistered" shares to the Licensor.

    7.2 All obligations of the Company under this Agreement are further subject to:

      (a) all consents and approvals required to be obtained by the Licensor for the purpose of licensing the Technology have been obtained;

      (b) no material loss or damage having occurred to the Technology since the date of this Agreement;

      (c) the Licensor delivering or causing to be delivered to the Company on the Closing Date:

           (i) a copy of the resolution of the Directors of the Licensor authorizing the licensing of the Technology to the Company;

           (ii) a copy of the resolution of the Directors of the Licensor authorizing the form, execution and delivery of this Agreement and the transactions contemplated herein;

           (iii)     the Technology.

    7.3 The conditions set forth in paragraph 7.2 of this Agreement are for the exclusive benefit of the Company and the Company may waive the conditions in whole or in part by delivering to the Licensor, at or before the time of closing, a written waiver to that effect stated to be made pursuant to this subsection and executed by the Company.

    8 CLOSING

    8.1 The licensing of the Technology and the issuance of the PhantomFilm shares will take place on the Closing Date at the offices of PhantomFilm.com, #400, 1111 W. Georgia Street, Vancouver, British Columbia following the satisfaction of the conditions precedent set out in Part 7 of this Agreement.

    9 GENERAL

    9.1    Time is of the essence in this Agreement.

    9.2 The terms and provisions herein contained constitute the entire agreement between the parties and supersede all previous oral or written communications.

    9.3 This Agreement will be governed by, construed and enforced in accordance with the laws of the State of Nevada in the United States.

    9.4    References to dollar amounts in this Agreement means United
    States.

    9.5 This Agreement and each of its terms and provisions will enure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, executors,administrators, personal representatives, successors and assigns.

    9.6 If any one or more of the provisions contained in- this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.


    9.7 This Agreement is not transferable or assignable without the written consent of the other parties.

    9.8    Any notices under this Agreement must be:

      (a)  in writing,
      (b)  delivered, telecopied or mailed by prepaid post, and
      (c) addressed to the party to which notice is to be given at the address for such party indicated herein or at another address designed by such party in writing.

    9.9    Notices shall be addressed as follows:

      (a)  if to the Company:

           #400, 1111 West Georgia Street
           Vancouver, British Columbia V6E 4M3

           Attention: President
           Facsimile: (604) 689-5377


      (b)  if to the Licensor:

           #400, 1111 West Georgia Street
           Vancouver, British Columbia  V6E 4M3

           Attention: President
           Facsimile: (604) 681-7710

    9.10 This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each of the facsimile or counterpart so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set out on the first page of this Agreement.

    MISCELLANEOUS

      It is agreed that this Letter of Intent has been prepared solely to outline the agreed upon licensing terms and as such may be altered or amended by either party's legal representatives as long as the terms of this Letter of Intent remain the same.


    AlphaTrade.com                       PhantomFilm.com
    Per:                                 Per:


    /s/ Rafael de Noyo                   /s/ Penny Perfect
    ------------------                   -----------------
    Authorized Signatory                 Authorized Signatory